Contact: Dan L. Greenfield
412- 394-3004

Allegheny Technologies to Hold Analyst Meeting

Pittsburgh, PA, June 1, 2005 — Allegheny Technologies Incorporated (NYSE: ATI) announced that it will be holding an analyst meeting in Charlotte, NC on June 1 and 2, 2005. ATI’s presentations will be publicly available on the Company’s website www.alleghenytechnologies.com under the Investor tab.

The investor presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in the investor presentation relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty materials; material adverse changes in the markets we serve, including the commercial aerospace, construction and mining, automotive, electrical energy, chemical process industry and oil and gas, government, and other markets; and the other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2004, and other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Allegheny Technologies Incorporated is one of the largest and most diversified specialty materials producers in the world with revenues of approximately $2.7 billion in 2004. ATI has approximately 9,000 full-time employees world-wide who use innovative technologies to offer growing global markets a wide range of specialty materials. High-value products include nickel-based and cobalt-based alloys and superalloys, titanium and titanium alloys, specialty steels, super stainless steel, exotic alloys, which include zirconium, hafnium and niobium, tungsten materials, and highly engineered strip and Precision Rolled Strip® products. In addition, we produce commodity specialty materials such as stainless steel sheet and plate, silicon and tool steels, and forgings and castings. The Allegheny Technologies website can be found at www.alleghenytechnologies.com.